UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2022

Clene Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah
84121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 676-9695

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-half of one share of Common Stock for $11.50 per share	CLNNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2022, Clene Inc. (the “Company”) entered into securities purchase agreement (the “Securities Purchase Agreement”) with certain of the Company’s existing stockholders, including stockholders affiliated with directors of the Company (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), 10,723,926 shares of common stock, par value $0.0001 per share, at a sale price of $1.01 per share. The Offering is being made without a placement agent, underwriter, broker or dealer and the Company is not paying underwriting discounts or commissions.

The aggregate gross proceeds to the Company, before expenses, will be approximately $10.8 million. The estimated total expenses of the Offering will be approximately $20,000. The closing of the Offering is expected to occur on November 2, 2022, subject to the satisfaction of customary closing conditions.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (file number 333-264299) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2022 and declared effective on April 26, 2022, and the Company’s prospectus supplement relating to the Offering, filed with the SEC on October 31, 2022, that forms part of the Registration Statement.

The Securities Purchase Agreement contain customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the form of Securities Purchase Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the legal opinion of Holland & Knight LLP, relating to the validity of the shares issued in the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On October 31, 2022, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 8.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933 (the “Securities Act”), as amended, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
5.1	Opinion of Holland & Knight LLP.
10.1	Form of Securities Purchase Agreement, dated October 31, 2022, by and among Clene Inc. and the purchasers signatory thereto.
23.1	Consent of Holland & Knight LLP (contained in Exhibit 5.1).
99.1	Press Release dated October 31, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: October 31, 2022	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer